EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-58348, 333-58352 and 333-60846) of Tut Systems, Inc of our report dated January 31, 2003 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

San Jose, California

March 28, 2003